Exhibit 107

Calculation of Filing Fee Tables

Form S-1

NYIAX, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price(3)		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered and Carry Forward Securities
Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	1,962,500		$9,027,500	(3)	0.00014760	$1,332.46
Fees Previously Paid	Equity	Underwriter’s Warrants(3)	Rule 457(o)
Fees Previously Paid	Equity	Common Stock Underlying Underwriter’s Warrants(3)	Rule 457(o)	225,688		$902,752		0.00014760	$133.25
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$9,930,252			$1,465.71	(1)(2)
	Total Fees Previously Paid								$2,132.10	(1)(2)
	Total Fee Offsets								$0.00
	Net Fee Due								$0.00

(1)	The Registrant ’s initial filing of this Registration Statement on June 1, 2022 (the “Original Form S-1”) registered the number of shares of common stock for an aggregate offering price of $23,000,000 under Rule 457(o). The current filing of the post-effective amendment to the Original Form S-1 (the “Pos Am to Form S-1”) is registering the number of shares of common stock for an aggregate offering price of $9,930,252, including 1,962,500 shares of common stock for an aggregate offering price of $7,850,000 as offered by the Registrant. Pursuant to Rule 457(o), since the maximum aggregate offering price under the Pos Am to Form S-1 does not increase, the Registrant recalculated the filings fees, and no additional registration fees are required to be paid at the time of the filing of Pos Am to Form S-1.

(2)	$2,132.10 of the registration fee was previously paid, at the time of the filing of the Original Form S-1, based on the registration fee rate then in effect at the time of that filing, pursuant to Rule 457(o). No additional registration fees need to be paid by the Registrant at the time of filing the Pos Am to Form S-1 as described in footnote (1).

(3)	Includes the shares of common stock that the underwriters have the option to purchase to cover any over-allotments.